UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   January 5, 2018

TUCOWS INC.
(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-28284	23-2707366
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

96 Mowat Avenue, Toronto, Ontario, Canada	M6K 3M1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (416) 535-0123

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01       Other Events.

In an order dated January 4, 2015 and issued January 5, 2018 (the “January 5, 2018 Order”), the court in Namecheap, Inc. v. Tucows, Inc., et al., No 17-2-26522-5-SEA (Wash. King Cty. Sup. Ct.), clarified an injunction order against Tucows, Inc. (the “Company”) pursuant to which the Company has complied by taking steps to transfer certain domain names from the eNom, LLC platform to the Namecheap, Inc. (“Namecheap, Inc.”) platform using a method called a Bulk Transfer After Partial Portfolio Acquisition. By way of background, on August 30, 2017, Namecheap filed a complaint against the Company, eNom, Inc., and unknown John Does in the United States District Court for the Western District of Washington alleging breach of contract, breach of the implied duty of good faith and fair dealing, and unjust enrichment (the “Namecheap Federal Action”). Namecheap voluntarily dismissed the Namecheap Federal Action without prejudice on October 10, 2017. That same day, Namecheap filed a substantially similar complaint against Tucows Inc., eNom, LLC and unknown John Does alleging breach of contract and breach of the implied duty of good faith and fair dealing in Washington State Court, King County (the “Namecheap State Action”). In the Namecheap State Action, Namecheap sought preliminary and ultimate equitable relief by way of the transfer of approximately 2.7 million domain names from the eNom, LLC platform to the Namecheap platform using BTAPPA. By Order dated November 15, 2017, the Court granted Namecheap’s Motion for Preliminary Injunction and the Company complied therewith in taking steps with Namecheap towards the BTAPPA. The Court ordered Namecheap to post a bond against damages sustained by the Company. The Company sought clarification from the Court on one BTAPPA requirement which the Court provided in the January 5, 2017 Order. The BTAPPA transfer was initiated on January 8, 2018. In addition to the equitable relief it has sought, Namecheap also seeks direct and consequential damages in the Namecheap State Action. The Company believes that the claims lack merit and intends to defend them vigorously. The Company also believes that the November 15, 2017 Preliminary Injunction Order was entered in error, and that Order is subject to appeal. The Company does not believe that this litigation is a material pending legal proceeding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2018	TUCOWS INC.

	By:	/s/ Bret Fausett
	Name:	Bret Fausett, Esq.
	Title:	Chief Legal Officer & VP, Regulatory Affairs